UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                         April 23, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Items 2.02 and 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02    Results of Operations and Financial Condition

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are furnishing this Current Report on Form 8-K to provide investors with information regarding Mississippi Power's updated cost estimates for completing the integrated gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”) and the related recognition of charges to income. The information set forth below in Item 7.01 is incorporated by reference into this Item 2.02.

Item 7.01    Regulation FD Disclosure

See MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” of Mississippi Power in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”) and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company's Form 10-K for additional information regarding the construction of the Kemper IGCC and the proposed sale of a 15% undivided interest in the Kemper IGCC to the South Mississippi Electric Power Association (“SMEPA”).

Mississippi Power is constructing the Kemper IGCC which will utilize an integrated coal gasification combined cycle technology with an output capacity of 582 megawatts. The certificated cost estimate of the Kemper IGCC included in the order issued by the Mississippi Public Service Commission (the “Mississippi PSC”) in April 2012 confirming the issuance of the Certificate of Public Convenience and Necessity (the “CPCN”) for the Kemper IGCC (the “2012 MPSC Order”) was $2.4 billion, net of $245 million of Department of Energy (“DOE”) grants and the cost of the lignite mine and equipment, the cost of the carbon dioxide (“CO2”) pipeline facilities, and allowance for funds used during construction (“AFUDC”) related to the Kemper IGCC. The 2012 MPSC Order approved a construction cost cap of up to $2.88 billion, with recovery of prudently-incurred costs subject to approval by the Mississippi PSC. Exceptions from the cost cap included in the 2012 MPSC Order include the cost of the lignite mine and equipment, the cost of the CO2 pipeline facilities, AFUDC, and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on the ratepayers, relative to the provisions of the CPCN) (the “Cost Cap Exceptions”). Recovery of the Cost Cap Exception amounts remains subject to review and approval by the Mississippi PSC.

On January 24, 2013, Mississippi Power entered into a settlement agreement (the “Settlement Agreement”) with the Mississippi PSC that, among other things, establishes the process for resolving matters regarding cost recovery related to the Kemper IGCC. Under the Settlement Agreement, Mississippi Power agreed to limit the portion of prudently-incurred Kemper IGCC costs to be included in retail rate base to the $2.4 billion certificated cost estimate, plus the Cost Cap Exceptions as well as any other costs permitted or determined to be excluded from the cost cap by the Mississippi PSC. As contemplated by the Settlement Agreement, Mississippi Power intends to finance (1) prudently-incurred costs in excess of the certificated cost estimate and up to the $2.88 billion cost cap and (2) the accrued AFUDC through securitization as provided in State of Mississippi legislation.

On April 23, 2013, Mississippi Power revised its cost estimate for the Kemper IGCC from approximately $2.88 billion, net of DOE grants and the Cost Cap Exceptions, to approximately $3.42 billion, net of DOE grants and the Cost Cap Exceptions. The revised cost estimate reflects additional cost pressures, including labor costs, piping and other material costs, engineering and support costs, and productivity decreases. Mississippi Power does not intend to seek any joint owner contributions or rate recovery for any costs of the Kemper IGCC that exceed the $2.88 billion cost cap, except for amounts subject to the Cost Cap Exceptions. Accordingly, Mississippi Power and Southern Company will reflect a pre-tax charge to income for this estimated probable loss of $540 million ($333 million after tax) in their first quarter 2013 financial statements.

The revised construction cost estimate reflects Southern Company's and Mississippi Power's current analysis of the costs to complete the Kemper IGCC and the related recognition of charges to income. Southern Company's and Mississippi Power's analysis will be ongoing throughout the construction period. It is possible that Mississippi Power could experience further cost increases and/or schedule delays with respect to the Kemper IGCC as a result of factors including, but not limited to, costs and productivity of labor, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay or non-performance under construction or other agreements, delays associated with start-up activities, and/or unforeseen engineering problems. To the extent that it becomes probable that additional costs will not be recoverable, Mississippi Power and Southern Company would have additional charges to income, and such charges could be material.

The ultimate outcome of this matter cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning recovery of costs associated with the Kemper IGCC, outcome of regulatory proceedings, and the cost and schedule for the completion of construction of the Kemper IGCC. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in each company's Form 10-K, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; state and federal regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes projects involving facility designs that have not been finalized or previously constructed, including those risks identified above that have caused and may continue to cause cost increases and/or schedule delays; ability to construct facilities in accordance with the requirements of permits and licenses, and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and legislative actions related to the Kemper IGCC, including Mississippi PSC approvals and legislation relating to cost recovery for the Kemper IGCC, the ability to complete the proposed sale of an undivided interest in the Kemper IGCC to SMEPA as contemplated by Mississippi Power's proposed rate recovery plan, satisfaction of requirements to utilize investment tax credits and grants, and the outcome of any further proceedings regarding the Mississippi PSC's issuance of the CPCN; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2013	THE SOUTHERN COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary